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                                                                    EXHIBIT 6.15



                     [McGOWEN RESOURCES COMPANY LETTERHEAD]


Conoco, Inc.
Attention:  Mr. Robert Foley
P.O. Box 2197
Houston, TX 77252

Three Sisters Trust
2701 Maplewood Drive
Sulphur, LA 70663


                                         RE:  Abbeville Field
                                              Vermilion Parish, Louisiana


    Gentlemen:

            The purpose of this agreement is to clearly document the rights and responsibilities of the parties from this date forward.

                               DEFINITION OF TERMS


McGowen: McGowen Resources Company, Inc., MCGR Operating Company, Inc., and their officers, directors, employees and agents


Conoco:            Conoco, Inc., its officer, directors, employees and agents


Three Sisters:     Three Sisters Trust, its trustees, officers, directors,
                   employees and agents


The Property:      the leases and wells in Abbeville Field, Vermilion Parish,
                   Louisiana which include the units and wells known as the J.N.
                   Sellers #1, J.N. Sellers #2, E. Baudoin #1, A.B. Baudoin and
                   C. Cormier #1


Production Pay-    the Production Payment Assignment dated effective May 1,
ment Assignment:   1999 between McGowen Resources Company, Inc., as Grantor and
                   Conoco, Inc., as Grantee


         McGowen has agreed to sell all its right, title and interest in the Property to Three Sisters. The Production Payment Assignment contains a provision, Article 4.1. which requires Conoco to consent to any assignment from McGowen to another party.


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Conoco Inc. and Three Sisters Trust
September 21, 1999
Page 2


         By execution of this agreement in the proper place below, Conoco consents to McGowen's proposed assignment to Three Sisters.

         Conoco further agrees that for any production produced prior to October 1, 1999, distribution will be made to McGowen and any production after October 1, 1999, distribution will be made to Three Sisters pursuant to the terms of the Production Payment Assignment.

         Three Sisters agree to operate The Property in accordance with the terms set forth in the Production Payment Assignment end obligates itself thereto as assignee of McGowen's entire rights, duties and obligations.

        If you are in agreement with the terms and conditions please execute this agreement in the proper place below and return one fully executed original to the undersigned. For the purposes and expeditious handling, a faxed signature may be used on this document.

AGREED AND ACCEPTED THIS 22ND DAY OF SEPTEMBER, 1999.

FOR: Conoco, Inc.                           FOR: McGowen Resources Company, Inc.
BY: Robert J. Foley                         BY: James P. McGowen


/s/ ROBERT J. FOLEY                         /s/ JAMES P. MCGOWEN
---------------------------------           ------------------------------------
ITS: Junior Consultant                      ITS: President



FOR: Three Sisters Trust                    FOR: MCGR Operating Company, Inc.
BY: Illegible                               BY: James P. McGowen


/s/ [ILLEGIBLE]                             /s/ JAMES P. MCGOWEN
---------------------------------           ------------------------------------
ITS: Trustee                                ITS: President